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                                                                      Exhibit 10

                                 April 30, 1999


Shiloh Industries, Inc.
402 Ninth Avenue
Mansfield, Ohio  44905

Attention:  Mr. Craig Stacy
            Chief Financial Officer
            -----------------------

Dear Mr. Stacy:

         This letter is provided in respect of the Credit Agreement dated January 22, 1998, as amended as of November 2, 1998 (the "Credit Agreement"), by and among Shiloh Industries, Inc. ("Shiloh") and Shiloh of Michigan, LLC, as Borrowers, KeyBank National Association, NBD Bank, National City Bank, The Bank of New York and Harris Trust and Savings Bank (the "Banks"), and KeyBank National Association as Agent (the "Agent"). Capitalized terms used herein and not defined shall have the meanings set forth in the Credit Agreement.

         We refer you to that certain letter, dated December 28, 1998, from the Agent and the Banks to Shiloh, which letter (the "December Waiver Letter"), at the request of Shiloh, provided for the waiver of certain provisions of the Credit Agreement and that certain Fourth Amendment to Continuing Guaranty for Letters of Credit, dated as of November 2, 1998, executed by Shiloh in favor of KeyBank National Association (the "Guaranty"). More specifically, the December Waiver Letter provided for the waiver of the provisions of: (a) clause (viii) of the proviso to Section 8.11 of the Credit Agreement and (b) clause (viii) of the proviso to Section 10(k) of the Guaranty, as each such clause may have limited the ability of Shiloh to incur Indebtedness for Borrowed Money in an amount not to exceed Twenty Million Dollars ($20,000,000) in the aggregate, and provided that in no event would Shiloh be permitted to incur Indebtedness for Borrowed Money pursuant to such clauses in an amount in excess of Forty-Five Million Dollars ($45,000,000). The effectiveness of the December Waiver Letter commenced as of the date thereof and extended through April 30, 1999.

         This letter will confirm that, at the request of Shiloh, the Banks agree to extend the effectiveness of the waiver provided by the December Waiver Letter from the date hereof through July 31, 1999, and to increase to Fifty Five Million Dollars ($55,000,000) the maximum amount of Indebtedness for Borrowed Money permitted by clause (viii) of the proviso to Section 8.11 of the Credit

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Shiloh Industries, Inc.
April 30, 1999
Page 2

Agreement and clause (viii) of the proviso to Section 10(k) of the Guaranty. These waivers shall not apply to any other provisions of the Credit Agreement or any other provisions of the Guaranty. The foregoing waivers are limited to their express terms and shall not be deemed a waiver of any Event of Default or Possible Default which may have existed on or prior to the date hereof or which may arise hereafter under any provision of the Credit Agreement, the Guaranty or any agreement entered into in connection with either thereof. Further, the granting of these waivers shall not be construed as an agreement or understanding by the Banks to grant any other waiver or other accommodation in respect of the Credit Agreement, the Guaranty or any agreement entered into in connection with either thereof.

         In consideration of the foregoing waivers, and as a condition to the effectiveness thereof, Shiloh has agreed to pay to each Bank, concurrently with the execution hereof, an amount equal to one-eighth of one percent (0.125%) of each Bank's respective Ratable Portion of the Total Commitment Amount.

Sincerely,

KEYBANK NATIONAL ASSOCIATION,
Individually and as Agent


By:/s/ Authorized Signatory
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   Name:
   Title:


NBD BANK                                    HARRIS TRUST AND SAVINGS BANK



By:/s/ Authorized Signatory                 By: /s/ Authorized Signatory
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   Name:                                       Name:
   Title:                                      Title:


NATIONAL CITY BANK                          THE BANK OF NEW YORK



By:/s/ Authorized Signatory                 By: /s/ Authorized Signatory
   -------------------------                   -------------------------
   Name:                                       Name:
   Title:                                      Title: